EXHIBIT 99.1
Leidos Posts Strong Third Quarter Results and Raises Full-Year Guidance
▶Record Revenues of $4.5 billion, up 7% year-over-year, including 6% organically
▶Net income of $369 million or $2.82 per diluted share
▶Adjusted EBITDA (non-GAAP) of $616 million and Adjusted EBITDA margin (non-GAAP) of 13.8%
▶Non-GAAP Diluted Earnings per Share of $3.05, up 4% year-over-year
▶Cash Flows from Operations of $711 million; Non-GAAP Free Cash Flow of $680 million

RESTON, Va., November 4, 2025 – Leidos Holdings, Inc. (NYSE: LDOS) today reported financial results for the third quarter of fiscal year 2025, highlighted by robust earnings and revenue growth.
"Leidos continues to deliver exceptional results through the strength of our portfolio of mission-critical work as well as the innovation, agility, and discipline of our talented workforce," said Leidos Chief Executive Officer Tom Bell. "Despite the government shutdown, we are raising our 2025 earnings and margin guidance and holding firm on our 2025 revenue and cash guidance. Moreover, we are optimistic about our future given our alignment with the priorities of the administration and confidence that our customers will move out aggressively in search of smarter and more efficient outcomes for the nation."
SUMMARY OPERATING RESULTS

	Three Months Ended
(in millions, except margin and per share data)	October 3, 2025	September 27, 2024
Revenues	$4,469	$4,190
Net income	$369	$362
Net income margin	8.3%	8.6%
Diluted earnings per share (EPS)	$2.82	$2.68
Non-GAAP Measures*:
Adjusted EBITDA	$616	$596
Adjusted EBITDA margin	13.8%	14.2%
Non-GAAP diluted EPS	$3.05	$2.93

* Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another representation of Leidos' results of operations and financial condition, including its ability to comply with financial covenants. See Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.
Revenues for the quarter were $4.47 billion, up 7% compared to the third quarter of 2024. Revenues grew year-over-year due to increased customer demand, especially for innovative products and solutions for national security and defense missions.
For the third quarter, net income was $369 million, or $2.82 per diluted share. Net income and diluted EPS were up 2% and 5% year-over-year, respectively. Net income margin of 8.3% decreased from 8.6% in the third quarter of 2024.
Adjusted EBITDA was $616 million for the third quarter, up 3% year-over-year. Adjusted EBITDA margin of 13.8% decreased from 14.2% in the third quarter of 2024. Non-GAAP net income was $399 million for the third quarter, up 1% year-over-year, and non-GAAP diluted EPS for the quarter was $3.05, up 4% year-over-year. Profitability remained high despite a $24 million increase to legal reserves through prudent cost management and excellent award and incentive fee performance.
CASH FLOW SUMMARY
In the third quarter, Leidos generated $711 million of net cash provided by operating activities and used $36 million and $595 million in investing and financing activities, respectively. Net cash provided by operating activities was driven by strong EBITDA and collections performance. Days Sales Outstanding (DSO) for the quarter was 60.
Investing activities consisted primarily of $31 million in property, equipment and software payments, which resulted in quarterly free cash flow of $680 million. Financing activities were driven by term loan principal payments of $450 million and return to

1	Leidos Holdings, Inc. Exhibit 99.1

shareholders of $153 million, including $102 million in share repurchases and $51 million as part of a regular quarterly cash dividend program. As of October 3, 2025, Leidos had $974 million in cash and cash equivalents and $4.7 billion of debt.
On October 31, 2025, the Leidos Board of Directors declared a cash dividend of $0.43 per share, which represents an increase of 7.5% over the prior quarter's dividend amount. The dividend will be payable on December 31, 2025, to stockholders of record at the close of business on December 15, 2025.

Leidos Holdings, Inc. Exhibit 99.1	2

NEW BUSINESS AWARDS
Net bookings totaled $5.9 billion in the quarter, representing a book-to-bill ratio of 1.3. As a result, backlog at the end of the quarter was $47.7 billion, of which $9.1 billion was funded. Total backlog was up 5% year-over-year, and funded backlog was up 27% sequentially. Included in the quarterly bookings were several notable awards:
▶Classified Mission Support. Leidos was awarded a $2.2 billion, seven-year contract in the intelligence community. This take-away award demonstrates Leidos' capability and commitment in supporting the most critical missions to protect the nation.
▶National Aeronautics and Space Administration (NASA) Human Health and Performance Contract. Leidos received a $760 million single award indefinite delivery indefinite quantity (IDIQ) subcontract to provide critical astronaut health and performance services and research support to enable NASA to prepare for the next era of human space exploration. This work supports NASA's advancement of space exploration for low-Earth-orbit and Artemis missions, ensuring astronauts advance further, for longer durations, and return home safely.
▶Classified Mission Software & IT Support. Leidos secured a $540 million, seven-year contract to continue to enhance and maintain mission-critical, AI-enabled software for Counter Terrorism efforts.
▶Naval Undersea Warfare Center (NUWC) Naval Array Technical Support Center (NATSC) Services. The NUWC awarded Leidos a five-year contract with a ceiling value of $188 million to continue to provide engineering, maintenance, logistics, and quality assurance support for undersea warfare towed array systems. Under the new contract, Leidos will strengthen NATSC operations by implementing new training best practices and actively managing the supply chain to detect counterfeit components and secure alternative suppliers for obsolete parts.
▶Kazakhstan Air Traffic Management. Building on more than 20 years of support, Leidos will modernize the Republic of Kazakhstan's air traffic control system to accommodate significant expansion in the country’s aviation sector. Leidos will upgrade the systems that help air traffic controllers safely manage planes on the ground and in the air. In addition, Leidos will install its SkyLine-X Air Traffic Management system that will provide end-to-end surveillance, improved safety and streamlined operations through a common automation platform with a modular and open architecture. The agreement has a 19-year period of performance and includes work at four control centers and 21 towers across the country.
▶DOD Healthcare Management System Modernization (DHMSM). The Defense Health Agency awarded Leidos a one-year, $370 million contract to continue to provide operational support and maintain performance stability for the enterprise baseline, including the "My Military Health" hybrid care platform. This award strengthens Leidos' position as a trusted partner in delivering advanced digital capabilities and managed health services to the Department of War and the nation’s service members.

3	Leidos Holdings, Inc. Exhibit 99.1

FORWARD GUIDANCE
Leidos is raising its fiscal year 2025 guidance as follows:

FY25 Guidance
Measure	Current	Prior
Revenues (B)	$17.00 - $17.25	$17.00 - $17.25
Adjusted EBITDA Margin	High 13%	Mid 13%
Non-GAAP Diluted EPS	$11.45 - $11.75	$11.15 - $11.45
Cash Flows Provided by Operating Activities (B)	Approximately $1.65	Approximately $1.65
For information regarding adjusted EBITDA margin and non-GAAP diluted EPS, see the related explanations and reconciliations to GAAP measures included elsewhere in this release.
Leidos does not provide a reconciliation of forward-looking adjusted EBITDA margins or non-GAAP diluted EPS to net income margin or diluted EPS due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because certain deductions for non-GAAP exclusions used to calculate projected net income margin or diluted EPS may vary significantly based on actual events, Leidos is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income at this time. The amounts of these deductions may be material and, therefore, could result in projected net income margin and diluted EPS being materially less than what may be implied by projected adjusted EBITDA margins and non-GAAP diluted EPS.

Leidos Holdings, Inc. Exhibit 99.1	4

CONFERENCE CALL INFORMATION
Leidos management will discuss operations and financial results in an earnings conference call beginning at 8 A.M. eastern time on November 4, 2025. A live audio broadcast of the conference call along with a supplemental presentation will be available to the public through links on the Leidos Investor Relations website (http://ir.leidos.com). An archived version of the webcast will be available on the Leidos Investor Relations website until November 4, 2026.
ABOUT LEIDOS
Leidos is an industry and technology leader serving government and commercial customers with smarter, more efficient digital and mission innovations. Headquartered in Reston, Virginia, with 47,000 global employees, Leidos reported annual revenues of approximately $16.7 billion for the fiscal year ended January 3, 2025. For more information, visit www.leidos.com.
FORWARD-LOOKING STATEMENTS
Certain statements in this release contain or are based on "forward-looking" information within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by words such as "expects," "intends," "plans," "anticipates," "believes," "estimates," "guidance" and similar words or phrases. Forward-looking statements in this release include, among others, estimates of our future growth, strategy and financial and operating performance, including future revenues, adjusted EBITDA margins, diluted EPS (including on a non-GAAP basis) and cash flows provided by operating activities, as well as statements about our business contingency plans, government budgets and spending, the U.S. government shutdown, uncertainties in tax due to new tax legislation or other regulatory developments, strategy, planned investments, sustainability goals and our future dividends, share repurchases, capital expenditures, debt repayments, acquisitions, dispositions and cash flow conversion. These statements reflect our belief and assumptions as to future events that may not prove to be accurate.
Actual performance and results may differ materially from those results anticipated by our guidance and other forward-looking statements made in this release depending on a variety of factors, including, but not limited to: developments in the U.S. government defense and non-defense budgets, including budget reductions, sequestration, implementation of spending limits or changes in budgetary priorities, continuation of the U.S. government shutdown and other or future delays in the U.S. government budget process, or the U.S. government’s failure to raise the debt ceiling, which increases the possibility of a default by the U.S. government on its debt obligations, related credit-rating downgrades, or an economic recession; uncertainties in tax due to new tax legislation or other regulatory developments; deterioration of economic conditions or weakening in credit or capital markets; uncertainty in the consequences of current and future geopolitical events; inflationary pressures and fluctuations in interest rates; delays in the U.S. government contract procurement process or the award of contracts and delays or loss of contracts as a result of competitor protests; changes in U.S. government procurement rules, regulations and practices; our compliance with various U.S. government and other government procurement rules and regulations; governmental reviews, audits and investigations of our company; our ability to effectively compete and win contracts with the U.S. government and other customers; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our reliance on information technology spending by hospitals/healthcare organizations; our reliance on infrastructure investments by industrial and natural resources organizations; energy efficiency and alternative energy sourcing investments; investments by U.S. government and commercial organizations in environmental impact and remediation projects; the effects of an epidemic, pandemic or similar outbreak may have on our business, financial position, results of operations and/or cash flows; our ability to attract, train and retain skilled employees, including our management team, and to obtain security clearances for our employees; our ability to accurately estimate costs, including cost increases due to inflation, associated with our firm-fixed-price contracts and other contracts; resolution of legal and other disputes with our customers and others or legal or regulatory compliance issues; cybersecurity, data security or other security threats, system failures or other disruptions of our business; our compliance with international, federal, state and local laws and regulations regarding privacy, data security, protection, storage, retention, transfer, disposal and other processing, technology protection and personal information; the damage and disruption to our business resulting from natural disasters and the effects of climate change; our ability to effectively acquire businesses and make investments; our ability to maintain relationships with prime contractors, subcontractors and joint venture partners; our ability to manage performance and other risks related to customer contracts; the failure of our inspection or detection systems to detect threats; the adequacy of our insurance programs, customer indemnifications or other liability protections designed to protect us from significant product or other liability claims, including cybersecurity attacks; our ability to manage risks associated with our international business; our ability to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act of 2010 and similar worldwide anti-corruption and anti-bribery laws and regulations; our ability to protect our intellectual property and other proprietary rights by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our ability to prevail in litigation brought by third parties of infringement, misappropriation or other violations by us of their intellectual property rights; our

5	Leidos Holdings, Inc. Exhibit 99.1

ability to declare or increase future dividends based on our earnings, financial condition, capital requirements and other factors, including compliance with applicable law and our agreements; our ability to grow our commercial health and infrastructure businesses, which could be negatively affected by budgetary constraints faced by hospitals and by developers of energy and infrastructure projects; our ability to successfully integrate acquired businesses; and our ability to execute our business plan and long-term management initiatives effectively and to overcome these and other known and unknown risks that we face.
These are only some of the factors that may affect the forward-looking statements contained in this release. For further information concerning risks and uncertainties associated with our business, please refer to the filings we make from time to time with the U.S. Securities and Exchange Commission (SEC), including the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Legal Proceedings" sections of our latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, all of which may be viewed or obtained through the Investor Relations section of our website at www.leidos.com.
All information in this release is as of November 4, 2025. Leidos expressly disclaims any duty to update the guidance or any other forward-looking statement provided in this release to reflect subsequent events, actual results or changes in Leidos' expectations. Leidos also disclaims any duty to comment upon or correct information that may be contained in reports published by investment analysts or others.

CONTACTS:

Investor Relations:	Media Relations:
Stuart Davis	Brandon Ver Velde
571.526.6124	571.526.6257
ir@leidos.com	brandon.p.vervelde@leidos.com

Leidos Holdings, Inc. Exhibit 99.1	6

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
(in millions, except per share data)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Revenues	$4,469	$4,190	$12,967	$12,297
Cost of revenues	3,648	3,428	10,607	10,192
Selling, general and administrative expenses	286	247	733	704
Acquisition, integration and restructuring costs	4	3	10	14
Asset impairment charges	4	6	4	6
Equity earnings of non-consolidated subsidiaries	(8)	(10)	(23)	(25)
Operating income	535	516	1,636	1,406
Non-operating income (expense):
Interest expense, net	(51)	(46)	(155)	(146)
Other (expense) income, net	—	—	(1)	4
Income before income taxes	484	470	1,480	1,264
Income tax expense	(115)	(108)	(353)	(295)
Net income	369	362	1,127	969
Less: net income (expense) attributable to non-controlling interest	2	(2)	6	(1)
Net income attributable to Leidos common stockholders	$367	$364	$1,121	$970
Earnings per share:
Basic	$2.87	$2.72	$8.69	$7.19
Diluted	2.82	2.68	8.62	7.13
Weighted average number of common shares outstanding:
Basic	128	134	129	135
Diluted	130	136	130	136
Cash dividends declared per share	$0.40	$0.38	$1.20	$1.14

7	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share and per share data)	October 3, 2025	January 3, 2025
Assets:
Cash and cash equivalents	$974	$849
Receivables, net	2,970	2,645
Inventory, net	360	315
Other current assets	545	525
Total current assets	4,849	4,334
Property, plant and equipment, net	963	991
Intangible assets, net	496	517
Goodwill	6,342	6,084
Operating lease right-of-use assets, net	512	560
Deferred tax assets	32	203
Other long-term assets	348	321
Total assets	$13,542	$13,010
Liabilities:
Accounts payable and accrued liabilities	$2,158	$2,131
Accrued payroll and employee benefits	809	811
Current portion of long-term debt	19	618
Total current liabilities	2,986	3,560
Long-term debt, net of current portion	4,632	4,052
Operating lease liabilities	578	621
Deferred tax liabilities	122	2
Other long-term liabilities	270	315
Total liabilities	8,588	8,550
Stockholders’ equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized, 127,854,145 and 131,163,899 shares issued and outstanding at October 3, 2025, and January 3, 2025, respectively	—	—
Additional paid-in capital	588	1,112
Retained earnings	4,375	3,410
Accumulated other comprehensive loss	(54)	(110)
Total Leidos stockholders’ equity	4,909	4,412
Non-controlling interest	45	48
Total stockholders' equity	4,954	4,460
Total liabilities and stockholders' equity	$13,542	$13,010

Leidos Holdings, Inc. Exhibit 99.1	8

LEIDOS HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
(in millions)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Cash flows from operations:
Net income	$369	$362	$1,127	$969
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	74	71	215	211
Stock-based compensation	26	19	72	59
Deferred income taxes	88	(29)	288	(96)
Asset impairment charges	4	6	4	6
Other	3	3	3	5
Change in assets and liabilities, net of effects of acquisition:
Receivables	(61)	(75)	(297)	(260)
Other current assets and other long-term assets	60	95	26	102
Accounts payable and accrued liabilities and other long-term liabilities	152	16	(108)	(101)
Accrued payroll and employee benefits	(17)	198	(10)	208
Income taxes receivable/payable	13	(19)	(65)	38
Net cash provided by operating activities	711	647	1,255	1,141
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(7)	—	(292)	—
Payments for property, equipment and software	(31)	(23)	(82)	(63)
Other	2	—	2	7
Net cash used in investing activities	(36)	(23)	(372)	(56)
Cash flows from financing activities:
Proceeds from debt issuance	—	—	997	—
Repayments of borrowings	(455)	(5)	(1,014)	(14)
Payments for debt issuance costs	—	—	(7)	—
Dividend payments	(51)	(51)	(156)	(155)
Repurchases of stock and other	(102)	(203)	(639)	(500)
Proceeds from issuances of stock	16	2	47	28
Net capital distributions to non-controlling interests	(2)	—	(9)	(3)
Other	(1)	—	(7)	—
Net cash used in financing activities	(595)	(257)	(788)	(644)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	(3)	9	11	5
Net increase in cash, cash equivalents and restricted cash	77	376	106	446
Cash, cash equivalents and restricted cash at beginning of period	1,020	862	991	792
Cash, cash equivalents and restricted cash at end of period	1,097	1,238	1,097	1,238
Less: restricted cash at end of period	123	141	123	141
Cash and cash equivalents at end of period	$974	$1,097	$974	$1,097

9	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED SEGMENT OPERATING RESULTS

	Three Months Ended		Nine Months Ended
(in millions)	October 3, 2025	September 27, 2024	October 3, 2025	September 27, 2024
Revenues:
National Security & Digital	$2,015	$1,865	$5,765	$5,471
Health & Civil	1,301	1,225	3,864	3,687
Commercial & International	571	578	1,705	1,648
Defense Systems	582	522	1,633	1,491
Total	$4,469	$4,190	$12,967	$12,297
Operating income (loss):
National Security & Digital	$191	$187	$564	$545
Health & Civil	328	287	938	816
Commercial & International	38	41	115	64
Defense Systems	37	37	112	92
Corporate	(59)	(36)	(93)	(111)
Total	$535	$516	$1,636	$1,406
Operating income margin:
National Security & Digital	9.5%	10.0%	9.8%	10.0%
Health & Civil	25.2%	23.4%	24.3%	22.1%
Commercial & International	6.7%	7.1%	6.7%	3.9%
Defense Systems	6.4%	7.1%	6.9%	6.2%
Total	12.0%	12.3%	12.6%	11.4%
National Security & Digital
National Security & Digital revenues of $2.02 billion increased by 8% compared to the prior year quarter. Revenue growth was driven by recent contract awards and increased volumes for Defense IT and Intelligence Community mission support, as well as $26 million from the acquisition of Kudu Dynamics. For the quarter, operating income margin decreased modestly to 9.5% from 10.0% in the prior year quarter. Similarly, non-GAAP operating income margin of 10.0% was down from 10.5% in the prior year quarter.
Health & Civil
Health & Civil revenues of $1.30 billion increased by 6% compared to the prior year quarter. Health & Civil operating income margin for the quarter was 25.2%, compared to 23.4% in the prior year quarter, and non-GAAP operating income margin was 25.7%, up from 24.2% in the prior year quarter. The increased profitability was driven by continued high volumes and the timing of incentive awards within the managed health services business.
Commercial & International
Commercial & International revenues of $571 million decreased by 1% compared to the prior year quarter driven primarily by product mix within the security products business, partially offset by continued demand for Energy Infrastructure engineering services. Operating income margin for the quarter was 6.7%, compared to 7.1% in the prior year quarter, and non-GAAP operating margin decreased to 8.1% from 8.8% in the prior year quarter.
Defense Systems
Defense Systems revenues of $582 million increased by 11% compared to the prior year quarter, primarily driven by increased volumes in integrated air defense, including the Indirect Fires Protection Capability Increment 2 system and radar surveillance systems. Defense Systems operating income margin for the quarter was 6.4%, compared to 7.1% in the prior year quarter, and non-GAAP operating margin was 8.9%, compared to 10.2% in the prior year quarter. The lower profitability resulted from a higher mix of materials consistent with the initial phases of production on multiple production programs.

Leidos Holdings, Inc. Exhibit 99.1	10

LEIDOS HOLDINGS, INC.
UNAUDITED BACKLOG BY REPORTABLE SEGMENT
Backlog represents the revenues we expect to recognize under negotiated contracts and unissued task orders on sole source IDIQ contracts, to the extent we believe their execution and funding to be probable. Backlog does not include potential task orders expected to be awarded under multiple award IDIQ contracts.
Backlog value is based on management’s estimates about volume of services, availability of customer funding and other factors, and excludes contracts that are under protest. Estimated backlog comprises both funded and negotiated unfunded backlog. Backlog estimates are subject to change and may be affected by several factors, including modifications of contracts, non-exercise of options and foreign currency movements.
Funded backlog for contracts with the U.S. government represents the value on contracts for which funding is appropriated less revenues previously recognized on these contracts. Funded backlog for contracts with non-U.S. government entities and commercial customers represents the estimated value on contracts, which may cover multiple future years, under which Leidos is obligated to perform, less revenue previously recognized on the contracts. Unfunded backlog represents all remaining value on task orders that is not funded, including options, that we expect to recognize as well as expected future task orders under sole source IDIQ contracts.
The estimated value of backlog as of the dates presented was as follows:

	October 3, 2025			September 27, 2024(1)
(in millions)	Funded	Unfunded	Total	Funded	Unfunded	Total
National Security & Digital	$3,203	$23,246	$26,449	$3,323	$20,908	$24,231
Health & Civil	1,866	9,043	10,909	1,536	10,002	11,538
Commercial & International	2,549	2,398	4,947	2,631	2,022	4,653
Defense Systems	1,446	3,905	5,351	1,602	3,489	5,091
Total	$9,064	$38,592	$47,656	$9,092	$36,421	$45,513
(1)Amounts have been recast to include estimated future revenue on task orders expected to be awarded under sole source IDIQ contracts. As a result, unfunded backlog increased $4,952 million.
Backlog at October 3, 2025, includes $149 million acquired through the acquisition of Kudu Dynamics within our National Security & Digital reportable segment.

11	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
Leidos uses and refers to non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, adjusted EBITDA margin, non-GAAP diluted EPS, non-GAAP free cash flow and non-GAAP free cash flow conversion, which are not measures of financial performance under generally accepted accounting principles in the U.S. and, accordingly, these measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read in conjunction with Leidos's consolidated financial statements prepared in accordance with GAAP.
Management believes that these non-GAAP measures provide another representation of the results of operations and financial condition, including its ability to comply with financial covenants. These non-GAAP measures are frequently used by financial analysts covering Leidos and its peers. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Organic revenues capture the revenue that is inherent in the underlying business excluding the impact of acquisitions and divestitures made within the prior year; it is computed as current revenues excluding revenues from acquisitions within the last 12 months and divestitures within the current and year-ago periods.
Non-GAAP operating income is computed by excluding the following discrete items from operating income:
▶Acquisition, integration and restructuring costs – Represents acquisition, integration, lease termination, severance and retention costs and asset markdowns related to acquisitions and restructuring activities.
▶Amortization of acquired intangible assets – Represents the amortization of the fair value of the acquired intangible assets.
▶Gain on sale of intangible assets – Represents the gain on sale of intellectual property not used in operations.
▶Asset impairment charges – Represents impairments of long-lived intangible assets, right-of-use assets, and other assets related to our facility rationalization effort.
Non-GAAP operating margin is computed by dividing non-GAAP operating income by revenues.
Adjusted EBITDA is computed by excluding the following items from income before income taxes: (i) discrete items as identified above; (ii) interest expense; (iii) interest income; (iv) depreciation expense; and (v) amortization of internally developed intangible assets.
Adjusted EBITDA margin is computed by dividing adjusted EBITDA by revenues.
Non-GAAP net income is computed by excluding the discrete items listed under non-GAAP operating income and their related tax impacts.
Non-GAAP diluted EPS is computed by dividing net income attributable to Leidos common stockholders, adjusted for the discrete items as identified above and the related tax impacts, by the diluted weighted average number of common shares outstanding.
Non-GAAP free cash flow is computed by deducting expenditures for property, equipment and software from net cash provided by (used in) operating activities.
Non-GAAP free cash flow conversion is computed by dividing non-GAAP free cash flow by non-GAAP net income attributable to Leidos common stockholders; operating cash flow conversion is computed by dividing net cash provided by (used in) operating activities by net income attributable to Leidos shareholders.

Leidos Holdings, Inc. Exhibit 99.1	12

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except growth percentages)
The following table presents the reconciliation of revenues to organic revenues by reportable segment and total operations:

	Three Months Ended
	October 3, 2025	September 27, 2024	Percent Change
National Security & Digital
Revenues, as reported	$2,015	$1,865	8.0%
Acquisition revenues(1)	26	—
Organic revenues	1,989	1,865	6.6%
Health & Civil
Revenues, as reported	1,301	1,225	6.2%
Commercial & International
Revenues, as reported	571	578	(1.2)%
Defense Systems
Revenues, as reported	582	522	11.5%
Total Operations
Revenues, as reported	4,469	4,190	6.7%
Acquisition revenues(1)	26	—
Organic revenues	$4,443	$4,190	6.0%

(1)Current period acquisition revenues reflect revenues in the current as reported figures for 12 months from closing of each acquisition. Acquisition revenues for the three months ended October 3, 2025, for the National Security & Digital segment include Kudu Dynamics (acquired May 23, 2025).

13	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended October 3, 2025:

	Three Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$535	$4	$33	$3	$575
Non-operating expense, net	(51)	—	—	—	(51)
Income before income taxes	484	4	33	3	524
Income tax expense(1)	(115)	(1)	(8)	(1)	(125)
Net income	369	3	25	$2	399
Less: net income attributable to non-controlling interest	2	—	—	—	2
Net income attributable to Leidos common stockholders	$367	$3	$25	$2	$397

Diluted EPS attributable to Leidos common stockholders(2)	$2.82	$0.02	$0.19	$0.02	$3.05
Diluted shares	130	130	130	130	130

	Three Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$369	$3	$25	$2	$399
Income tax expense(1)	115	1	8	1	125
Income before income taxes	484	4	33	3	524
Depreciation expense	40	—	—	—	40
Amortization of intangibles	34	—	(33)	—	1
Interest expense, net	51	—	—	—	51
Adjusted EBITDA	$609	$4	$—	$3	$616
Adjusted EBITDA margin	13.6%				13.8%
(1)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	14

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the three months ended September 27, 2024:

	Three Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$516	$3	$37	$6	$562
Non-operating expense, net	(46)	—	—	—	(46)
Income before income taxes	470	3	37	6	516
Income tax expense(1)	(108)	(1)	(9)	(2)	(120)
Net income	362	2	28	4	396
Less: net loss attributable to non-controlling interest	(2)	—	—	—	(2)
Net income attributable to Leidos common stockholders	$364	$2	$28	$4	$398

Diluted EPS attributable to Leidos common stockholders(2)	$2.68	$0.01	$0.21	$0.03	$2.93
Diluted shares	136	136	136	136	136

	Three Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$362	$2	$28	$4	$396
Income tax expense(1)	108	1	9	2	120
Income before income taxes	470	3	37	6	516
Depreciation expense	34	—	—	—	34
Amortization of intangibles	37	—	(37)	—	—
Interest expense, net	46	—	—	—	46
Adjusted EBITDA	$587	$3	$—	$6	$596
Adjusted EBITDA margin	14.0%				14.2%
(1)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(2)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

15	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended October 3, 2025:

	Nine Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Operating income	$1,636	$11	$95	$3	$1,745
Non-operating expense, net	(156)	—	—	—	(156)
Income before income taxes	1,480	11	95	3	1,589
Income tax expense(2)	(353)	(2)	(24)	(1)	(380)
Net income	1,127	9	71	$2	1,209
Less: net income attributable to non-controlling interest	6	—	—	—	6
Net income attributable to Leidos common stockholders	$1,121	$9	$71	$2	$1,203

Diluted EPS attributable to Leidos common stockholders(3)	$8.62	$0.07	$0.55	$0.02	$9.25
Diluted shares	130	130	130	130	130

	Nine Months Ended October 3, 2025
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP results
Net income	$1,127	$9	$71	$2	$1,209
Income tax expense(2)	353	2	24	1	380
Income before income taxes	1,480	11	95	3	1,589
Depreciation expense	119	—	—	—	119
Amortization of intangibles	96	—	(95)	—	1
Interest expense, net	155	—	—	—	155
Adjusted EBITDA	$1,850	$11	$—	$3	$1,864
Adjusted EBITDA margin	14.3%				14.4%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

Leidos Holdings, Inc. Exhibit 99.1	16

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except per share data and margin percentages)
The following tables present the reconciliation of non-GAAP operating income, net income, diluted EPS, adjusted EBITDA, and adjusted EBITDA margin to the most directly comparable GAAP measures for the nine months ended September 27, 2024:

	Nine Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Gain on sale of intangible assets	Non-GAAP results
Operating income	$1,406	$20	$110	$6	$—	$1,542
Non-operating expense, net	(142)	—	—	—	(2)	(144)
Income before income taxes	1,264	20	110	6	(2)	1,398
Income tax expense(2)	(295)	(4)	(28)	(2)	—	(329)
Net income	969	16	82	4	(2)	1,069
Less: net loss attributable to non-controlling interest	(1)	—	—	—	—	(1)
Net income attributable to Leidos common stockholders	$970	$16	$82	$4	$(2)	$1,070

Diluted EPS attributable to Leidos common stockholders(3)	$7.13	$0.12	$0.60	$0.03	$(0.01)	$7.87
Diluted shares	136	136	136	136	136	136

	Nine Months Ended September 27, 2024
	As reported	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Gain on sale of intangible assets	Non-GAAP results
Net income	$969	$16	$82	$4	$(2)	$1,069
Income tax expense(2)	295	4	28	2	—	329
Income before income taxes	1,264	20	110	6	(2)	1,398
Depreciation expense	101	—	—	—	—	101
Amortization of intangibles	110	—	(110)	—	—	—
Interest expense, net	146	—	—	—	—	146
Adjusted EBITDA	$1,621	$20	$—	$6	$(2)	$1,645
Adjusted EBITDA margin	13.2%					13.4%
(1)Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.
(2)Calculation uses an estimated statutory tax rate on non-GAAP adjustments.
(3)Earnings per share is computed independently for each of the non-GAAP adjustment presented and therefore may not sum to the total non-GAAP earnings per share due to rounding.

17	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Three Months Ended October 3, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$191	$2	$8	$—	$201	10.0%
Health & Civil	328	—	6	—	334	25.7%
Commercial & International	38	1	7	—	46	8.1%
Defense Systems	37	—	12	3	52	8.9%
Corporate	(59)	1	—	—	(58)	NM
Total	$535	$4	$33	$3	$575	12.9%

	Three Months Ended September 27, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$187	$—	$6	$2	$195	10.5%
Health & Civil	287	—	8	2	297	24.2%
Commercial & International	41	1	7	2	51	8.8%
Defense Systems	37	—	16	—	53	10.2%
Corporate	(36)	2	—	—	(34)	NM
Total	$516	$3	$37	$6	$562	13.4%

	Nine Months Ended October 3, 2025
	Operating income (loss)	Acquisition, integration and restructuring costs(1)	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$564	$2	$20	$—	$586	10.2%
Health & Civil	938	—	18	—	956	24.7%
Commercial & International	115	6	21	—	142	8.3%
Defense Systems	112	—	36	3	151	9.2%
Corporate	(93)	3	—	—	(90)	NM
Total	$1,636	$11	$95	$3	$1,745	13.5%
NM - Not Meaningful
(1) Asset markdowns associated with restructuring activities were recorded to "Cost of revenues" in the condensed consolidated statements of operations.

Leidos Holdings, Inc. Exhibit 99.1	18

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except margin percentages)
The following tables present the reconciliation of non-GAAP operating income by reportable segment and Corporate to operating income:

	Nine Months Ended September 27, 2024
	Operating income (loss)	Acquisition, integration and restructuring costs	Amortization of acquired intangibles	Asset impairment charges	Non-GAAP operating income (loss)	Non-GAAP operating margin
National Security & Digital	$545	$—	$17	$2	$564	10.3%
Health & Civil	816	—	21	2	839	22.8%
Commercial & International	64	9	22	2	97	5.9%
Defense Systems	92	—	50	—	142	9.5%
Corporate	(111)	11	—	—	(100)	NM
Total	$1,406	$20	$110	$6	$1,542	12.5%
NM - Not Meaningful

19	Leidos Holdings, Inc. Exhibit 99.1

LEIDOS HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES [CONTINUED]
(in millions, except percentages)
The following table presents the reconciliation of free cash flow to net cash provided by operating activities as well as the calculation of operating cash flow and free cash flow conversion ratios:

	Three Months Ended
	October 3, 2025	September 27, 2024
Net cash provided by operating activities(1)	$711	$647
Payments for property, equipment and software	(31)	(23)
Non-GAAP free cash flow	$680	$624

Net income attributable to Leidos common stockholders	$367	$364
Acquisition, integration and restructuring costs(2)	3	2
Amortization of acquired intangibles(2)	25	28
Asset impairment charges(2)	2	4
Non-GAAP net income attributable to Leidos common stockholders	$397	$398

Operating cash flow conversion ratio	194%	178%
Non-GAAP free cash flow conversion ratio	171%	157%
(1)Net cash provided by operating activities for the three months ended September 27, 2024, was recast to reflect a change in accounting policy.
(2)After-tax expenses excluded from non-GAAP net income.

Leidos Holdings, Inc. Exhibit 99.1	20